UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2012

SPUTNIK ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52366	52-2348956
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7512 Dr. Phillips Blvd – Suite 50-355
Orlando, Florida 32819
(Address of principal executive offices and zip code)

1 (888) 220-2885
(Registrant’s telephone number)
_______________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into AMaterial Definitive Agreement.

On February 14, 2013, Sputnik Enterprises, Inc., a Nevada corporation, SPNI (the “Issuer”), and Dutchess Opportunity Fund, II, LP  (Dutchess) entered into an Investment Agreement and a Registration Rights Agreement, which provide for the investment by Dutchess of up to $25 million over a period of 36 months. Under the terms of the Investment Agreement and Registration Rights Agreement, Dutchess will purchase common stock of the Issuer, subject to and wholly conditioned upon the Issuer filing an S-1 registration statement to register the shares acquired by Dutchess and the registration statement of the shares being declared effective by the Securities and Exchange Commission.The Investment Agreement sets forth the terms and conditions under which Dutchess will purchase the common stock of the Issuer and other material conditions to the agreement between the parties.

The Investment Agreement and Registration Rights Agreement referenced herein between the Issuer and Dutchess are set forth in their entirety as Exhibit 10.1and 10.2, respectively, attached to this report and should be referred to for all terms and conditions of the transactions.

Item 9.01    Financial Statements and Exhibits.

10.1	Investment Agreement between Sputnik Enterprises, Inc. and Dutchess Opportunity Fund II, LP.

10.2	Registration Rights Agreement between Sputnik Enterprises, Inc. and Dutchess Opportunity Fund II, LP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Sputnik Enterprises, Inc.

Date: February 15, 2013	By:	/s/ Anthony Gebbia
Anthony Gebbia
Chief Executive Officer and Director

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